                                                                      EXHIBIT 99

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------

To the Plan Administrator of The Limited,
Inc. Savings and Retirement Plan:

     We have audited the accompanying statements of net assets available for benefits of The Limited, Inc. Savings and Retirement Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for benefits for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                             /s/ Ary, Earman and Roepcke
                                             ---------------------------------
                                                 Ary, Earman and Roepcke


Columbus, Ohio,
March 18, 1996.

                 THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                 ---------------------------------------------

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                 ----------------------------------------------

                               DECEMBER 31, 1995
                               -----------------

                                                            Limited         Fixed                                     Wellington
ASSETS                                         TOTAL       Stock Fund    Income Fund    Indexed Fund    World Fund       Fund
- ------                                     ------------   ------------   ------------   ------------   ------------   -----------
Investments, at Fair Value:
  Determined by Quoted Market Price:
   Common Stock of The Limited, Inc.
     (Cost $36,237,327)                    $ 69,418,465   $ 69,418,465   $          -   $          -   $         -     $        -
   Vanguard Indexed Mutual Fund
     (Cost $28,215,245)                      36,781,237              -              -     36,781,237             -              -
   Vanguard World Mutual Fund
     (Cost $22,450,170)                      28,568,077              -              -              -    28,568,077              -
   Vanguard Wellington Fund
     (Cost $2,688,763)                        2,810,545              -              -              -             -      2,810,545
 Determined By Contract Value:
   Guaranteed Investment Contracts:
     Vanguard Investment Contract Trust      70,972,869              -     70,972,869              -              -             -
       Metropolitan Life Insurance            7,064,772              -      7,064,772              -              -             -
  Temporary Investments (Cost
    Approximates Fair Value)                     29,917            209         29,708              -              -             -
                                           ------------   ------------   ------------   ------------   ------------   -----------
      Total Investments                     215,645,882     69,418,674     78,067,349     36,781,237     28,568,077     2,810,545

Contribution Receivable from Employers       21,814,605      3,121,459     10,109,934      4,317,439      3,491,987       773,786
Receivable from Employers for Withheld
  Participants' Contributions                  1,417,49        227,262        522,163        331,820        263,791        72,461
Due from Brokers                                 46,096         46,096              -              -              -             -
Interfund Transfers                                   -       (122,205)        (6,207)       (50,186)        33,824       144,774
Accrued Interest and Dividends                    3,174            541          1,760            421            418            34
Other Assets                                        976              -              -            424            483            69
                                           ------------   ------------   ------------   ------------   ------------   -----------
     Total Assets                           238,928,230     72,691,827     88,694,999     41,381,155     32,358,580     3,801,669
                                           ------------   ------------   ------------   ------------   ------------   -----------

LIABILITIES
- -----------

Other Liabilities                                26,894              -         26,894              -              -             -
Administrative Fees Payable                     392,065        129,381        141,144         66,651         50,968         3,921
                                           ------------   ------------   ------------   ------------   ------------   -----------
     Total Liabilities                          418,959        129,381        168,038         66,651         50,968         3,921
                                           ------------   ------------   ------------   ------------   ------------   -----------
NET ASSETS AVAILABLE FOR BENEFITS          $238,509,271   $ 72,562,446   $ 88,526,961   $ 41,314,504   $ 32,307,612   $ 3,797,748
                                           ============   ============   ============   ============   ============   ===========

The accompanying notes are an integral part of this financial statements.

                 THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                 ---------------------------------------------

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                 ----------------------------------------------

                               DECEMBER 31, 1994
                               -----------------


                                                                    Limited          Fixed
ASSETS                                                TOTAL        Stock Fund     Income Fund     Indexed Fund     World Fund
- ------                                            ------------    ------------    ------------    ------------    ------------
Investments, at Fair Value:
 Determined by Quoted Market Price
   Common Stock of The Limited, Inc.
     (Cost $31,473,031)                           $ 74,213,936    $ 74,213,936    $          -    $          -    $          -
   Vanguard Indexed Mutual Fund
     (Cost $21,363,025)                             22,393,334               -               -      22,393,334               -
   Vanguard World Mutual Fund
     (Cost $16,934,527)                             17,568,066               -               -               -      17,568,066
 Determined By Contract Value:
   Guaranteed Investment Contracts:
     Vanguard Investment Contract Trust             54,831,553               -      54,831,553               -               -
     Metropolitan Life Insurance                    12,983,134               -      12,983,134               -               -
 Temporary Investments (Cost
   Approximates Fair Value)                             38,054          10,693          21,013           3,000           3,348
                                                  ------------    ------------    ------------    ------------    ------------
     Total Investments                             182,028,077      74,224,629      67,835,700      22,396,334      17,571,414

Contribution Receivable from Employers              16,899,542       2,706,921       8,659,768       3,198,332       2,334,521
Receivable from Employers for Withheld
 Participants' Contributions                           936,072         147,762         351,168         264,962         172,180
Due from Brokers                                     1,406,791       1,406,791               -               -               -
Interfund Transfers                                          -        (916,433)        408,641         456,929          50,863
Accrued Interest and Dividends                           2,622           1,287             771             291             273
Other Assets                                               412               -               -               -             412
                                                  ------------    ------------    ------------    ------------    ------------
     Total Assets                                  201,273,516      77,570,957      77,256,048      26,316,848      20,129,663

LIABILITIES
- -----------

Administrative Fees Payable                            372,240         161,033         134,051          43,429          33,727
                                                  ------------    ------------    ------------    ------------    ------------
NET ASSETS AVAILABLE FOR BENEFITS                 $200,901,276    $ 77,409,924    $ 77,121,997    $ 26,273,419    $ 20,095,936
                                                  ============    ============    ============    ============    ============

    The accompanying notes are an integral part of this financial statement.

                THE LIMITED, INC.  SAVINGS AND RETIREMENT PLAN
                ----------------------------------------------

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
           ---------------------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                      ------------------------------------


                                                            Limited         Fixed                                     Wellington
ASSETS                                         TOTAL       Stock Fund    Income Fund    Indexed Fund    World Fund       Fund
- ------                                     ------------   ------------   ------------   ------------   ------------   -----------
Investment Income:
 Increase (Decrease) in Net
   Unrealized Appreciation                 $  7,426,953   $ (5,714,880)  $          -   $  7,535,683   $  5,484,368   $    121,782
 Realized Gain on Sale of Securities          3,567,665      1,581,946              -      1,096,390        877,023         12,306
 Interest                                     4,771,693         10,190      4,752,866          4,761          3,726            150
 Dividends                                    1,632,728      1,632,728              -              -              -              -
 Mutual Funds' Earnings                       2,054,249              -              -        832,487      1,151,646         70,116
                                           ------------   ------------   ------------   ------------   ------------   ------------
   Total Investment Income (Loss)            19,453,288     (2,490,016)     4,752,866      9,469,321      7,516,763        204,354
                                           ------------   ------------   ------------   ------------   ------------   ------------
Contributions:
 Employers                                   29,943,002      4,142,615     13,472,869      6,246,002      4,928,087      1,153,429
 Participants                                13,909,162      2,380,938      4,899,509      3,466,763      2,694,626        467,326
                                           ------------   ------------   ------------   ------------   ------------   ------------
   Total Contributions                       43,852,164      6,523,553     18,372,378      9,712,765      7,622,713      1,620,755
                                           ------------   ------------   ------------   ------------   ------------   ------------
Interfund Transfers                                   -       (775,658)    (1,604,380)       (28,051)       378,900      2,029,189
                                           ------------   ------------   ------------   ------------   ------------   ------------
Administrative Expense                       (1,017,651)      (384,338)      (357,753)      (153,254)      (117,880)        (4,426)
                                           ------------   ------------   ------------   ------------   ------------   ------------
Benefits to Participants                    (24,679,806)    (7,721,019)    (9,758,147)    (3,959,696)    (3,188,820)       (52,124)
                                           ------------   ------------   ------------   ------------   ------------   ------------
Increase (Decrease) in Net Assets
  Available for Benefits                     37,607,995     (4,847,478)    11,404,964     15,041,085     12,211,676      3,797,748

Beginning Net Assets Available for
  Benefits                                  200,901,276     77,409,924     77,121,997     26,273,419     20,095,936              -

                                           ------------   ------------   ------------   ------------   ------------   ------------
Ending Net Assets Available for Benefits   $238,509,271   $ 72,562,446   $ 88,526,961   $ 41,314,504   $ 32,307,612   $  3,797,748
                                           ============   ============   ============   ============   ============   ============

    The accompanying notes are an integral part of this financial statement.

                THE LIMITED, INC.  SAVINGS AND RETIREMENT PLAN
                ----------------------------------------------

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
           ---------------------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                      ------------------------------------



                                                                    Limited          Fixed
ASSETS                                                TOTAL        Stock Fund     Income Fund     Indexed Fund     World Fund
- ------                                            ------------    ------------    ------------    ------------    ------------
Investment Income:
 Increase (Decrease) in Net
   Unrealized Appreciation                        $  1,716,786    $  1,918,510    $          -    $   (568,121)   $    366,397
 Realized Gain on Sale of Securities                 3,033,768       2,781,458               -         206,695          45,615
 Interest                                            4,123,855           9,181       4,110,632           2,223           1,819
 Dividends                                           1,575,897       1,575,897               -               -               -
 Mutual Funds' Earnings                                864,642               -               -         661,477         203,165
                                                  ------------    ------------    ------------    ------------    ------------
   Total Investment Income                          11,314,948       6,285,046       4,110,632         302,274         616,996
                                                  ------------    ------------    ------------    ------------    ------------
Contributions:
  Employers                                         23,236,673       4,220,346      11,221,074       4,509,396       3,285,857
  Participants                                      10,745,605       2,466,228       3,919,556       2,532,832       1,826,989
                                                  ------------    ------------    ------------    ------------    ------------
   Total Contributions                              33,982,278       6,686,574      15,140,630       7,042,228       5,112,846
                                                  ------------    ------------    ------------    ------------    ------------
Transfer of Participants' Account
  Balances to Former Affiliate's Plan                  (37,482)            (14)        (37,468)              -               -
                                                  ------------    ------------    ------------    ------------    ------------
Interfund Transfers                                          -      (1,149,559)        231,825         879,225          38,509
                                                  ------------    ------------    ------------    ------------    ------------
Administrative Expense                                (755,565)       (335,032)       (270,359)        (84,273         (65,901)
                                                  ------------    ------------    ------------    ------------    ------------
Benefits to Participants                           (29,091,678)    (13,430,138)    (11,480,188)     (2,305,551)     (1,875,801)
                                                  ------------    ------------    ------------    ------------    ------------
Increase (Decrease) in Net Assets
  Available for Benefits                            15,412,501      (1,943,123)      7,695,072       5,833,903       3,826,649

Beginning Net Assets Available for
  Benefits                                         185,488,775      79,353,047      69,426,925      20,439,516      16,269,287
                                                  ------------    ------------    ------------    ------------    ------------
Ending Net Assets Available for Benefits
                                                  $200,901,276    $ 77,409,924    $ 77,121,997    $ 26,273,419    $ 20,095,936
                                                  ============    ============    ============    ============    ============

    The accompanying notes are an integral part of this financial statement.

                THE LIMITED, INC.  SAVINGS AND RETIREMENT PLAN
                ----------------------------------------------

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
           ---------------------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1993
                      ------------------------------------


                                                                    Limited          Fixed
ASSETS                                                Total         Stock Fund     Income Fund    Indexed Fund     World Fund
- ------                                            ------------    ------------    ------------    ------------    ------------
Investment Income:
 Increase (Decrease) in Net
   Unrealized Appreciation                        $(51,165,802)   $(51,222,621)   $          -    $    537,811    $   (480,992)
 Realized Gain on Sale of Securities                 4,073,977       3,367,169               -         636,926          69,882
 Interest                                            4,439,846           6,689       4,429,569           1,880           1,708
 Dividends                                           1,783,025       1,783,025               -               -               -
 Mutual Funds' Earnings                                657,135               -               -         464,994         192,141
                                                  ------------    ------------    ------------    ------------    ------------
   Total Investment Income (Loss)                  (40,211,819)    (46,065,738)      4,429,569       1,641,611        (217,261)
                                                  ------------    ------------    ------------    ------------    ------------
Contributions:
 Employers                                          23,371,564       5,561,152      11,270,178       3,496,942       3,043,292
 Participants                                       10,428,961       3,098,271       3,790,368       1,934,509       1,605,813
                                                  ------------    ------------    ------------    ------------    ------------

   Total Contributions                              33,800,525       8,659,423      15,060,546       5,431,451       4,649,105
                                                  ------------    ------------    ------------    ------------    ------------
Transfer of Participants' Account
 Balances from Affiliated Plans                      1,140,371               -         514,198         422,367         203,806
                                                  ------------    ------------    ------------    ------------    ------------
Transfer of Participants' Account
 Balances to Former Affiliate's Plan               (20,815,838)     (5,390,244)    (10,483,032)     (3,227,343)     (1,715,219)
                                                  ------------    ------------    ------------    ------------    ------------
Interfund Transfers                                          -      (4,461,978)      1,028,778       3,401,455          31,745
                                                  ------------    ------------    ------------    ------------    ------------
Administrative Expense                                (752,234)       (354,091)       (261,967)        (75,921)        (60,255)
                                                  ------------    ------------    ------------    ------------    ------------
Benefits to Participants                           (39,043,060)    (20,796,573)    (13,029,735)     (2,847,422)     (2,369,330)
                                                  ------------    ------------    ------------    ------------    ------------
Increase (Decrease) in Net Assets
 Available for Benefits                            (65,882,055)    (68,409,201)     (2,741,643)      4,746,198         522,591

Beginning Net Assets Available for
 Benefits                                          251,370,830     147,762,248      72,168,568      15,693,318      15,746,696
                                                  ------------    ------------    ------------    ------------    ------------
Ending Net Assets Available for Benefits          $185,488,775    $ 79,353,047    $ 69,426,925    $ 20,439,516    $ 16,269,287
                                                   ============   ============    ============    ============    ============

    The accompanying notes are an integral part of this financial statement.

                 THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                 ---------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


(1)  DESCRIPTION OF THE PLAN
     -----------------------

     General
     -------

     The Limited, Inc. Savings and Retirement Plan (the "Plan") is a defined contribution plan covering certain employees of The Limited, Inc. and its affiliates (the "Employers") who are at least 21 years of age and have completed 1,000 or more hours of service during their first consecutive twelve months of employment or any calendar year beginning in or after their first consecutive twelve months of employment. Certain employees of the Employers, who are covered by a collective bargaining agreement, are not eligible to participate in the Plan. At December 31, 1995, there were 26,592 participants in the Plan.

     Effective January 1, 1992, the plans of affiliates, except Fulcrum
        Management Group Savings and Retirement Plan, were merged and all assets and liabilities of the affiliate plans were pooled into the Plan. Effective January 1, 1993, the Fulcrum Management Group Savings and Retirement Plan was merged into the Plan.

     On August 31, 1993, The Limited, Inc. sold 60% of its interest in Brylane,
         Inc. and transferred the assets and liabilities allocated to the employees of Brylane, Inc. and its affiliates to the Brylane L.P. Savings and Retirement Plan.

     The following description of the Plan provides only general information.
        Participants should refer to the Plan document for a more complete description of the Plan's provisions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended.

     Amendments
     ----------

     During 1994, the Plan was amended and restated effective as of January 1, 1992 to, among other things, (1) make certain changes in the design of the Plan to comply with the Internal Revenue code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended and
        (2) incorporate amendments previously made.

     Contributions
     -------------

     Employer Contributions:

     The Employers may provide a non-service related retirement contribution of 4% of annual compensation up to the Social Security wage base and 7% of annual compensation after that and a service related retirement contribution of 1% of annual compensation for participants who have completed five or more years of vesting service as of the last day of the Plan year. Participants who complete 500 hours of service during the Plan year and are participants on the last day of the Plan year are eligible. The annual compensation of each participant taken into account under the Plan is limited to the maximum amount permitted under Section 401(a)(17) of the Internal Revenue Code. The annual compensation limit for the Plan year ended December 31, 1995, was $150,000.

     The Employers may provide a matching contribution of 100% of the participant's voluntary contributions up to 3% of the participant's total annual compensation.

     Participant Voluntary Contributions:

     A participant may elect to make a voluntary tax-deferred contribution of 1% to 6% of his or her annual compensation up to the maximum permitted under Section 402(g) of the Internal Revenue Code adjusted annually ($9,240 at December 31, 1995). This voluntary tax-deferred contribution may be limited by Section 401(k) of the Internal Revenue Code.

     A participant earning annually more than $66,000, $66,000 and $64,245, for the years ended December 31, 1995, 1994 and 1993, respectively, may be limited to voluntary contributions to the Plan of less than 6% due to requirements of Section 401(k) of the Internal Revenue Code based on the current levels of participant voluntary contributions.

     Vesting
     -------

     A participant is fully and immediately vested for voluntary and rollover contributions. A summary of vesting percentages in the Employers' contributions follows:



         Years of Vested Service     Percentage
         -----------------------     ----------
            Less than 3 years             0%
            3 years                      20
            4 years                      40
            5 years                      60
            6 years                      80
            7 years                     100


     Payment Of Benefits
     -------------------

     The full value of participants' accounts becomes payable upon retirement, disability, or death. Upon termination of employment for any other reason participants' accounts, to the extent vested, become payable. Those participants with vested account balances greater than $3,500 have the option of leaving their accounts invested in the Plan until age 65. All benefits will be paid as a lump-sum distribution. Those participants holding between five and one hundred shares of Employer Securities will have the option to receive such amount in whole shares of Employer Securities and cash for any fractional shares. Those participants holding one hundred or more shares of Employer Securities will receive whole shares of Employer securities and cash for any fractional shares. Participants have the option of having their benefit paid directly to an eligible retirement plan specified by the participant.

     A participant who is fully vested in his or her account and who has participated in the Plan for at least five years may obtain an in-service withdrawal from their account based on the percentage amounts designated by the Plan. A participant may also request a hardship distribution due to an immediate and heavy financial need based on the terms of the Plan.

     Amounts Allocated Participants Withdrawn from the Plan
     ------------------------------------------------------

      The vested portion of net assets available for benefits allocated to participants withdrawn from the plan as of December 31, 1995 and 1994, is set forth below:

                                                          Fixed
                                             Limited      Income       Indexed      World    Wellington
                                  Total     Stock Fund     Fund         Fund        Fund       Fund
                                ----------  ----------   ----------   --------    --------   ----------
     December 31, 1995          $  634,530  $   54,393   $  301,337   $128,645    $138,247     $11,908

     December 31, 1994          $3,894,855  $1,796,254   $1,321,029   $452,849    $324,723     $     -


     Forfeitures
     -----------

     Forfeitures are used to reduce the Employers' required contributions.
        Utilized forfeitures for 1995, 1994 and 1993, are set forth below:

                                                           Fixed
                                             Limited      Income       Indexed      World    Wellington
                                  Total     Stock Fund     Fund         Fund        Fund       Fund
                               ----------   ----------   ----------   --------    --------   ----------
     December 31, 1995         $2,604,742    $265,411     $1,691,327   $352,056    $295,948   $       -

     December 31, 1994         $3,851,243    $536,323     $2,804,818   $268,212    $241,890   $       -

     December 31, 1993         $2,362,621    $149,970     $1,946,329   $126,859    $139,463   $       -


     Expenses and Unallocated Earnings
     ---------------------------------

     Brokerage fees, transfer taxes, and other expenses incurred in connection with the investment of the Plan's assets will be added to the cost of such investments or deducted from the proceeds thereof, as the case may be. Administrative expenses of the Plan will be paid from the Plan from earnings not allocated to participants' accounts. Unallocated earnings being held as of December 31, 1995, 1994 and 1993 are set forth below:

                                                          Fixed
                                             Limited      Income       Indexed      World    Wellington
                                  Total     Stock Fund     Fund         Fund        Fund       Fund
                               ----------   ----------    -------      --------    --------   ----------
     December 31, 1995         $ 51,827      $     -      $     -      $51,827     $     -    $      -

     December 31, 1994         $ 50,232      $     -      $12,780      $ 9,178     $28,274    $      -

     December 31, 1993         $275,002      $81,637      $39,835      $77,486     $76,044    $      -


     Tax Determination
     -----------------

     The Plan obtained its latest determination letter on January 30, 1995, in which the Internal Revenue Service stated that the Plan, as amended and restated January 1, 1992 was in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, the following Federal income tax rules will apply to the Plan:

           Voluntary tax-deferred contributions made under the Plan by a participant and contributions made by the Employers to participant accounts are generally not taxable until such amounts are distributed.

           The participants are not subject to Federal income tax on interest, dividends, or gains in their particular accounts until distributed.

     The foregoing is only a brief summary of certain tax implications and applies only to Federal tax regulations currently in effect.

(2)  SUMMARY OF ACCOUNTING POLICIES
     ------------------------------

     The Plan's financial statements are prepared on the accrual basis of accounting. Assets of the Plan are valued at fair value. If available, quoted market prices are used to value investments. The amounts for investments that have no quoted market price are shown at their estimated fair value, which is determined based on yields equivalent for such securities or for securities of comparable maturi ty, quality, and type as obtained from market makers. Guaranteed investment contracts issued by insurance companies are valued at contract value. Contract value represents contributions made under the contract, and interest at the contract rate, less Plan withdrawals and administration expenses charged by the insurance companies.

     Realized gains or losses on the distribution or sale of securities represent the difference between the average cost of such securities held and the fair value on the date of distribution or sale.

     Estimates
     ---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

     INVESTMENTS
     -----------

     Net unrealized appreciation, equal to the difference between cost and fair value of all investments held at the applicable valuation dates, is recognized in determining the value of each fund. The unrealized appreciation as of December 31, 1995, 1994 and 1993 is set forth below:

                                                          Fixed
                                             Limited      Income       Indexed      World    Wellington
                                  Total     Stock Fund     Fund         Fund        Fund       Fund
                               ----------   ----------   ----------   --------    --------   ----------
     December 31, 1995         $47,986,819   $33,181,138  $      -     $8,565,992  $6,117,907  $121,782

     December 31, 1994         $44,404,753   $42,740,905  $      -     $1,030,309  $  633,539  $      -

     December 31, 1993         $50,241,890   $48,376,318  $      -     $1,598,430  $  267,142  $      -

     The Following is a summary of the net gain on securities sold during the periods ended December 31, 1995, 1994 and 1993:

                                                          Fixed
                                             Limited      Income       Indexed       World      Wellington
                                  Total     Stock Fund     Fund         Fund          Fund         Fund
                               ----------   ----------   ----------   --------      --------     ----------
     Period Ended
     December 31, 1995
       Proceeds                $35,829,041   $2,804,851   $21,155,451  $6,616,037   $4,986,144    $266,558
       Cost                     32,261,376    1,222,905    21,155,451   5,519,647    4,109,121     254,252
                               -----------   ----------   -----------  ----------  ----------     --------
       Net Realized Gain       $ 3,567,665   $1,581,946   $         -  $1,096,390   $  877,023    $ 12,306
                               ===========   ==========   ===========  ==========   ==========    ========

     Period Ended
     December 31, 1994
       Proceeds                $26,357,549   $4,926,530   $14,779,530  $3,511,736   $3,139,753    $      -
       Cost                     23,323,781    2,145,072    14,779,530   3,305,041    3,094,138           -
                               -----------  -----------   -----------  ----------   ----------    --------
       Net Realized Gain       $ 3,033,768   $2,781,458   $        -   $  206,695   $   45,615    $      -
                               ===========   ==========   ==========   ==========   ==========    ========

     Period Ended
     December 31, 1993
       Proceeds                $47,420,114   $4,627,603   $29,287,560  $7,187,529   $6,317,422    $      -
       Cost                     43,346,137    1,260,434    29,287,560   6,550,603    6,247,540           -
                               -----------   ----------   -----------  ----------   ----------    --------
       Net Realized Gain       $ 4,073,977   $3,367,169   $         -  $  636,926   $   69,882    $      -
                               ===========   ==========   ===========  ==========   ==========    ========

     Contributions under the Plan are invested in one of five investment funds:
        (1) The Limited Stock Fund, consisting of common stock of The Limited, Inc., a Delaware corporation (the "Issuer") and parent company of the Employers, (2) the Fixed Income Fund, which is invested in the Vanguard Investment Contract Trust and other guaranteed investment contracts issued by insurance companies, (3) the Indexed Fund, which is invested in the Vanguard Indexed Fund, (4) the World Fund, which is invested in the Vanguard World Fund, and (5) the Wellington Fund, which is invested in the Vanguard Wellington Fund. Prior to July 1, 1995 the Wellington Fund was not an investment option.

     Participants' voluntary and Employers' contributions may be invested in any one or more of the funds, at the election of the participant. There are 6,820 partic ipants in the Limited Stock Fund, 18,815 in the Fixed Income Fund, 7,639 in the Indexed Fund, 6,320 in the World Fund, and 2,292 in the Wellington Fund at December 31, 1995.

(4)  PLAN ADMINISTRATION
     -------------------

     The Plan is administered by a Committee, the members of which are appointed by the Board of Directors of the Employers.

(5)  PLAN TERMINATION
     ----------------

     Although the Employers have not expressed any intent, the Employers have the right under the Plan to discontinue their contributions at any time. The Limited, Inc. has the right any time, by action of its Board of Directors, to terminate the Plan subject to provisions of ERISA. Upon Plan termination or partial termination, participants will become fully vested in their accounts.